     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 1997


                                                       REGISTRATION NO. 33-53129
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------


                         POST-EFFECTIVE AMENDMENT NO. 1



                                       TO


                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                               APACHE CORPORATION
             (Exact name of registrant as specified in its charter)


                      DELAWARE                                            NO. 41-0747868
              (State of incorporation)                                   (I.R.S. Employer
                                                                        Identification No.)
                ONE POST OAK CENTRAL                                     Z. S. KOBIASHVILI
         2000 POST OAK BOULEVARD, SUITE 100                     VICE PRESIDENT AND GENERAL COUNSEL
              HOUSTON, TEXAS 77056-4400                                ONE POST OAK CENTRAL
                   (713) 296-6000                               2000 POST OAK BOULEVARD, SUITE 100
          (Address, including zip code, and                          HOUSTON, TEXAS 77056-4400
      telephone number, including area code, of                           (713) 296-6000
           registrant's executive offices)               (Name, address, including zip code, and telephone
                                                        number, including area code, of agent for service)


                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PROSPECTUS

                                 150,000 SHARES

                               APACHE CORPORATION
                         COMMON STOCK ($1.25 PAR VALUE)

                           DIVIDEND REINVESTMENT PLAN


     This Prospectus relates to 150,000 shares (the "Shares") of the common stock, par value $1.25 per share (the "Common Stock"), of Apache Corporation ("Apache" or the "Company") offered pursuant to the Dividend Reinvestment Plan (the "Plan"). The Shares of Common Stock issued under the Plan are listed on The New York Stock Exchange (the "NYSE") and the Chicago Stock Exchange (the "CSE"). The per share closing price of the Company's Common Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System (the "Composite Tape") for April 11, 1997 was $31.25. The complete mailing address of the Company's executive offices is 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400.



     The Plan provides holders of the Common Stock enrolled in the Plan (the "Participants") with a convenient method of purchasing additional Shares of Common Stock by (i) automatically reinvesting all or a portion of the cash dividends on the Company's Common Stock, and/or (ii) making additional cash investments of not less than $50 each or more than $5,000 in any calendar quarter.



     Purchases of Shares under the Plan are made through the Plan Agent, Norwest Bank Minnesota, N.A., as Apache may direct either from authorized but previously unissued Shares of Common Stock ("newly issued Common Stock") or in the open market.



     The price of each Share of the Company's newly issued Common Stock purchased with reinvested dividends is 100 percent of the unweighted average of the per share closing prices for the Common Stock as reported on the Composite Tape for the five consecutive trading days up to and including the cash dividend payment date. The price of each Share of the Company's newly issued Common Stock purchased with additional cash investments is the per share closing price for the Common Stock as reported on the Composite Tape for the established investment date (usually the last business day of each month). The purchase price of each Share of the Company's newly issued Common Stock will not be less than par value.


     The price to Participants for shares of the Company's Common Stock purchased in the open market, with reinvested dividends or with additional cash investments, is the weighted average purchase price for the applicable investment period paid by the Plan Agent for such shares, excluding any brokerage fees or service charges.


     Apache pays the costs of administering the Plan, as well as brokerage fees and service charges on purchases of shares of Common Stock; however, Participants selling shares under the Plan must pay certain costs relating to such sales. No underwriting discounts or commissions are paid by Participants in connection with the offering of the Shares under the Plan, and the Company receives all proceeds from the sale of newly issued Shares. This Prospectus should be retained for future reference.

                             ---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------


                 THE DATE OF THIS PROSPECTUS IS APRIL 11, 1997.

                             AVAILABLE INFORMATION


     Apache is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by Apache can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning Apache may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and also at the offices of the CSE, One Financial Place, 440 S. LaSalle Street, Chicago, Illinois 60605-1070. The address of the Company's principal executive offices and its telephone number are 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400 and (713) 296-6000.



     The Company has filed with the SEC a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and in the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. The information so omitted may be obtained from the SEC's principal office in Washington, D.C. upon payment of the fees prescribed by the SEC. For further information, reference is hereby made to the Registration Statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed, each such statement being qualified in its entirety by such reference.


                     INFORMATION INCORPORATED BY REFERENCE


     The following documents previously filed by the Company with the SEC pursuant to the Exchange Act (SEC File No. 1-4300) are incorporated in and made a part of this Prospectus:



     (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1996.



     (2) All documents which the Company files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering described herein shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.



     Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document or in any accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.



     The Company undertakes to provide without charge, upon the written or oral request of any person to whom a copy of this Prospectus has been delivered, a copy of any or all of the documents referred to above which are incorporated in this Prospectus by reference, other than exhibits to such documents. Requests should be directed to Cheri L. Peper, Corporate Secretary, Apache Corporation, One Post Oak Central, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400, (713) 296-6000.

                                  THE COMPANY


     Apache, a Delaware corporation formed in 1954, is an independent energy company that explores for, develops and produces crude oil and natural gas. In North America, the Company's exploration and production interests are focused on the Gulf of Mexico, the Anadarko Basin, the Permian Basin, the Gulf Coast and the Western Sedimentary Basin of Canada. Outside of North America, the Company has exploration and production interests offshore Western Australia and in Egypt, and exploration interests in Indonesia, China and offshore the Ivory Coast. The Common Stock has been listed on the NYSE since 1969, and on the CSE since 1960.



     The Company holds interests in many of its North American and international properties through operating subsidiaries, such as Apache Canada Ltd., MW Petroleum Corporation, Apache Energy Limited, Apache International, Inc., Apache Overseas, Inc., and The Phoenix Resource Companies, Inc. The Company treats all operations as one segment of business.

                                        DIVIDEND REINVESTMENT PLAN

                                        ----------------------------------------
                                        2000 POST OAK BOULEVARD, SUITE
[APACHE LOGO]                           100/HOUSTON, TX 77056-4400

Dear Fellow Stockholder:


     The Dividend Reinvestment Plan is open to all holders of record of Apache Corporation common stock and provides a convenient method of purchasing additional shares of Apache common stock and increasing your equity participation in Apache.


     Participation is entirely voluntary. Subject to certain limitations, you may enroll in or withdraw from the Plan whenever you wish. If you elect to participate, please be sure to read carefully the terms and conditions of the Plan contained in this prospectus. To enroll, please sign, date and mail the enclosed authorization card. If you are currently enrolled, your participation in the Plan will continue without any further action on your part.


     Apache Corporation is pleased to provide this Plan to reinvest your cash dividends and/or to make additional cash investments in shares of Apache common stock.


                                            Very truly yours,

                                            /s/ RAYMOND PLANK
                                            ------------------------------------
                                            Raymond Plank
                                            Chairman of the Board and
                                            Chief Executive Officer

1. HOW CAN I BENEFIT FROM PARTICIPATION IN THE PLAN?

     The Dividend Reinvestment Plan offers a way to systematically use all or part of your cash dividends to purchase additional shares of the common stock of Apache Corporation ("Apache shares"). Systematic investment provides long-term benefits of dollar cost averaging of your stock purchases, even if the reinvested money is a relatively small amount.


     The investment is made automatically on your behalf. Apache pays the costs of administering the Plan, as well as brokerage fees and service charges on purchases of Apache shares. You may also elect to contribute additional funds for investment in Apache shares, and/or to deposit non-Plan Apache share certificates into your Plan account for safekeeping.



     Since dividends will be paid on the Apache shares acquired under the Plan, you will have full earning power on your investment without delay.


2. HOW DOES THE PLAN WORK?

     Once you have enrolled in the Plan, Norwest Bank Minnesota, N.A., the Plan Agent, does all the work. The Plan Agent automatically uses your dividend to purchase additional Apache shares and then provides you with a complete, up-to-date record after each transaction. Should the amount of your dividend be less than the price of a single Apache share, the Plan Agent will credit your account with that portion of an Apache share (computed to three decimal places) purchased with your dividend.

3. HOW CAN I MAKE ADDITIONAL CASH INVESTMENTS?


     Once you have enrolled in the Plan, you may make voluntary additional cash investments of not less than $50 each, or more than an aggregate of $5,000 in any calendar quarter. The Plan Agent will use such additional cash investments to purchase Apache shares for you on the established investment date (usually the last business day of each month). You pay no service charges or brokerage fees on purchases of Apache shares.


     A transmittal form for mailing additional cash investments will be included with each statement of account which you receive from the Plan Agent. No interest will be earned on additional cash investments.

4. WHAT IS THE SOURCE OF THE APACHE SHARES PURCHASED UNDER THE PLAN?


     Purchases of Apache shares under the Plan are made by the Plan Agent either
(i) from authorized but previously unissued shares of the common stock of Apache ("newly issued shares"), or (ii) in the "open market" (on any securities exchange where Apache shares are traded, in the over-the-counter market, or in negotiated transactions).


5. WHAT IS THE PRICE OF APACHE SHARES PURCHASED UNDER THE PLAN?


     The price to you of newly issued shares purchased from Apache by the Plan Agent will be 100 percent of the Average Market Price for Reinvested Dividends (as defined below) and 100 percent of the Market Price for Additional Cash Investments (as defined below).


     The price to you of Apache shares purchased in the open market will be the weighted average of all Apache shares purchased by the Plan Agent with the reinvested funds from a single cash dividend paid by Apache, together with any funds from additional cash investments being concurrently invested.


     The "Average Market Price for Reinvested Dividends" is the unweighted average of the per share closing prices for Apache common stock, as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System (the "Composite Tape"), for five consecutive trading days up to and including the cash dividend payment date.

     The "Market Price for Additional Cash Investments" is the per share closing price for Apache common stock, as reported on the Composite Tape, for the established investment date (usually the last business day of each month).



     Note that your investment in Apache shares acquired under the Plan is no different from any investment in Apache shares that you may hold outside of the Plan. Neither Apache nor the Plan Agent can assure you a profit, or protect you against a loss, that may result from changes in the value of Apache shares held in your Plan account.


6. HOW DO I ENROLL?


     As long as you are a stockholder of record, you may participate in the Plan with all or any number of your Apache shares. Beneficial owners, whose Apache shares are held for them in "street" name by brokers, bank nominees or trustees, should have the Apache shares transferred into their own names or into a separate account which may then participate in the Plan. To enroll, complete an authorization card and send it to the Plan Agent at the address set forth below.


7. HOW CAN I DEPOSIT MY APACHE SHARE CERTIFICATE(S) INTO THE PLAN?


     If you are a stockholder of record and have enrolled in the Plan, you may elect to add the Apache shares you hold outside the Plan to those held in your Plan account by sending your original Apache share certificate(s) to the Plan Agent at the address set forth below, together with written instructions to deposit the certificate(s) into the Plan for safekeeping. No endorsement on the back of the certificate(s) is necessary, provided that the Apache shares are being deposited into the same account as the stockholder of record. Because you bear the risk of loss in sending Apache share certificates(s), it is strongly recommended that you use certified mail, return receipt requested, and that the mailing be properly insured.



     The certificate(s) that you deposit for safekeeping will be cancelled and your Plan account credited for the Apache shares represented by the certificate(s). The transaction will appear on your account statement for that period and, thereafter, the deposited Apache shares will be treated in the same manner as Apache shares purchased under the Plan. Dividends paid on Apache shares deposited into the Plan will be automatically reinvested to purchase additional Apache shares.



     Note that a cost basis record for Apache shares deposited for safekeeping cannot be provided by the Plan Agent. You should retain a record of purchase prices for deposited Apache shares.



     Deposited Apache shares will be held in your Plan account until you request
(i) that a certificate be issued to you, (ii) a sale of all or part of your Apache shares, or (iii) termination of your participation in the Plan. If you request a stock certificate for all or part of the Apache shares being held for you, or if you withdraw from the Plan, a new and differently numbered Apache share certificate will be issued and sent to you.



8. HOW WILL I BE KEPT INFORMED?


     After your first dividend reinvestment and each subsequent transaction, the Plan Agent will send you a detailed statement of your account.

     Please address all questions and other communications regarding the Plan to the Plan Agent at the following address:


          Norwest Bank Minnesota, N.A.
           Investment Plan Services
           P. O. Box 64856
           South St. Paul, MN 55164-0856
           1-800-468-9716

9. HOW CAN I WITHDRAW FROM THE PLAN?


     You may terminate your participation in the Plan at any time by sending a written notice to the Plan Agent who, upon receipt of such notice, will cause the Apache shares held in your Plan account to be issued to you. Or, if you so desire, the Plan Agent will sell all or part of your Apache shares and fractional interests, if any, held in the Plan. In such event, the net proceeds of such sale, after payment of brokerage fees, any transfer taxes, and a nominal withdrawal fee, will be forwarded to you.


     THE FOREGOING CONSTITUTES ONLY A SUMMARY OF THE PLAN. THE TERMS AND CONDITIONS OF THE PLAN ARE SET FORTH IN THE FOLLOWING PAGES OF THIS PROSPECTUS, WHICH SHOULD BE READ CAREFULLY BEFORE COMPLETING AN AUTHORIZATION CARD.

APACHE CORPORATION DIVIDEND REINVESTMENT PLAN DESCRIPTION, TERMS AND CONDITIONS

1. ELIGIBLE PARTICIPANTS

     Holders of record of shares of common stock, par value $1.25 per share ("shares"), of Apache Corporation ("Apache") are entitled to participate in the dividend reinvestment plan (the "Plan") of Apache.

2. PARTICIPATION


     Subject to the provisions of Section 3, any stockholder may elect to participate in the Plan. Such participation may be made in respect to all or any portion of the shares held by a participating stockholder. Each stockholder who participates in the Plan is referred to herein as a "participant." The shares designated by the participants for participation in the Plan, the shares acquired under the Plan on behalf of the participants, and any shares deposited by participants into their Plan accounts for safekeeping are hereinafter referred to collectively as "participating shares."


3. ELIGIBILITY

     All stockholders are eligible to participate in the Plan unless (a) Apache or Norwest Bank Minnesota, N.A., its successors or assigns (the "Plan Agent"), has reason to believe that such participation is not, at the time, permitted under the laws of the jurisdiction in which such stockholder resides or under the laws of the United States, or (b) the Plan is amended, suspended or terminated as hereinafter provided.

     Beneficial owners of shares whose shares are held for them in registered names other than their own, such as in the names of brokers, bank nominees or trustees, should, if they wish to have such shares participate in the Plan, either arrange for the holder of record of such shares to join the Plan by submitting a special form prepared by Apache for this purpose (the "authorization card") to the Plan Agent or have such shares transferred into their own names or into a separate account which may then participate. Institutional and nominee accounts are eligible to participate in the Plan provided that all shares in a single account held of record by the institutional or nominee holder of record are included in the Plan.

     An authorization card will not be accepted from or on behalf of any stockholder who Apache or the Plan Agent has reason to believe is not eligible to participate in the Plan.

4. ENROLLMENT

     A stockholder who wishes to continue receiving cash dividends on his shares by check is not required to complete or file any documents or take any action for that purpose.

     To participate under the Plan, a stockholder must complete, sign and return an authorization card to the Plan Agent. Once a stockholder has enrolled in the Plan, his participation continues in respect of his participating shares until terminated by such stockholder or by Apache in accordance with the terms of the Plan.

     Stockholders who intend to enroll all of their shares in the Plan and who have received more than one authorization card as a result of such shares being registered in different names or addresses must return all such authorization cards. Stockholders may consolidate their accounts by so advising the Plan Agent of their intent in writing and completing the requirements (if any) outlined by the Plan Agent.

     By completing an authorization card, a participant authorizes and directs Apache to pay any and all cash dividends declared and paid by Apache on all participating shares (the "reinvested funds") of such participant to the Plan Agent.

     Except as otherwise indicated in this Section 4, a stockholder shall become a participant in the Plan effective as of the date the enrollment card is received by the Plan Agent. A stockholder who wishes to participate in the Plan with respect to a particular cash dividend must have delivered an authorization card to the Plan Agent on or before the corresponding dividend record date. If the Plan Agent receives an authorization card from a stockholder after a particular dividend record date, the cash dividend payable to such stockholder will be paid in the manner specified by Apache for stockholders not participating in the Plan, and participation in the Plan will commence with the following dividend record date.


     Historically, cash dividends on Apache shares have been paid on the last business day of January, April, July and October; however, no assurance can be given that such cash dividends will be paid or, if paid, as to the amount thereof. The record dates of such dividends are generally set approximately 30 days prior to the dividend payment date. Participants will not generally become record stockholders of shares purchased on their behalf pursuant to the Plan, and will not become entitled to receive cash dividends thereon until the dividend record date following the date of the purchase of such shares.


5. APPLICATION OF CASH DIVIDENDS RECEIVED BY PLAN AGENT

     The Plan Agent shall establish a separate individual account for each participant. All reinvested funds received by the Plan Agent shall be credited to the individual account of each participant in the amount to which each such participant is entitled. Such reinvested funds will be invested in the purchase of additional shares for the accounts of the participants by the Plan Agent as soon as practicable after the monthly established investment date.

6. ADDITIONAL CASH INVESTMENTS


     A participant may also make voluntary additional cash investments in the Plan of not less than $50 or more than $5,000 per calendar quarter; however, additional cash investments may only be made by participants in the Plan. Each additional cash investment by a participant shall be sent to the Plan Agent and shall be accompanied by the transmittal form for mailing additional cash investments that will be included in each statement of account furnished to participants as set forth in Section 13. No interest will be paid on any cash investment between the date of receipt by the Plan Agent and the date of investment in additional shares. The Plan Agent will use such additional cash to purchase shares for the participant's account on the monthly established investment date.


     Any additional cash investment will be returned by mail to the participant who sent the investment, to the address shown on the Plan Agent's records, if written notice requesting such return is received by the Plan Agent at least two business days prior to the monthly established investment date on which the purchase of additional shares would be made with such investment.

7. PURCHASE OF SHARES BY THE PLAN AGENT


     Purchase of shares for the accounts of the participants shall be made solely by and through the Plan Agent. The Plan Agent shall make such purchases as Apache may direct either (a) from authorized but previously unissued shares of the common stock of Apache (the "newly issued shares"), or (b) on any securities exchange to which the shares are admitted to trading, in the over-the-counter market or in negotiated transactions (collectively, the "open market") on such terms as to price, delivery and otherwise as the Plan Agent may, in its sole and absolute discretion, determine. In addition, the Plan Agent may make purchases (and sales) in offsetting transactions as set forth in
Section 14. The Plan Agent will make its purchases monthly on the established investment date.


8. TEMPORARY CURTAILMENT OF PURCHASES OR SALES

     Temporary curtailment or suspension of purchases or sales of shares may be made at any time when such purchases or sales would, in the judgment of the Plan Agent, contravene or be restricted by applicable regulations, interpretations or orders of the Securities and Exchange Commission, or any other governmental commission, agency or instrumentality, of any court or securities exchange or of the National Association of Securities Dealers, Inc. The Plan Agent shall not be accountable or otherwise liable for failure to make purchases or sales at such times.

9. PRICE OF SHARES TO PARTICIPANTS

     The price per share at which the Plan Agent shall be deemed to have purchased shares for a participant's account shall be as follows:

          (a) for newly issued shares purchased from Apache, 100 percent of the Average Market Price for Reinvested Dividends (as defined below) and 100 percent of the Market Price for Additional Cash Investments (as defined below), or

          (b) for shares purchased in the open market, the weighted average of all shares purchased with the reinvested funds from a single cash dividend paid by Apache, together with any funds from additional cash investments being concurrently invested.

     The price per share for newly issued shares purchased from Apache shall not be less than the par value of $1.25 per share.


     The "Average Market Price for Reinvested Dividends" shall be the unweighted average of the per share closing prices for Apache common stock, as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System (the "Composite Tape"), for five consecutive trading days up to and including the cash dividend payment date.



     The "Market Price for Additional Cash Investments" shall be the per share closing price for Apache common stock, as reported on the Composite Tape, for the monthly established investment date.


10. DELIVERY AND CUSTODY OF SHARES


     Shares purchased under the Plan shall not initially be issued to participants but shall be registered in the name of and held by the Plan Agent or its nominee. The separate account of each participant whose funds were used to purchase shares shall be credited with that participant's pro-rata portion of all shares purchased pursuant to the Plan. The shares purchased under the Plan for each participant shall be shown on his statement of account as provided in
Section 13. No certificates representing such shares will be issued to a participant unless such participant so requests in writing to the Plan Agent or until the participant's account is terminated as described in Section 15. Neither Apache, nor the Plan Agent shall have any responsibility for any change in the value of the shares purchased and held in the Plan for any participant's account.



11. DEPOSIT OF SHARES



     A participant may, if desired, deposit all or a part of the shares that such participant holds in certificate form to the balance in the participant's account by sending their original certificate(s) to the Plan Agent, together with written instructions to deposit the shares represented by such certificate(s) into the Plan. Such deposited shares will be registered in the name of Plan Agent, or its nominee, and will be held in the participant's account until such time as the participant requests a certificate, sale of shares by the Plan Agent, or termination of participation in the Plan.



12. ISSUANCE OF SHARES



     A participant may, without terminating participation in the Plan, upon written request to the Plan Agent, have any number of the whole shares, which have been purchased and held for the participant's account or deposited into the participant's account under the Plan, registered in such participant's name and delivered to such participant. Such shares will continue to be treated as participating shares for purposes of dividend reinvestment under the Plan unless a written request delivered to the Plan Agent specifies otherwise. Such requests must be mailed or delivered to the Plan Agent at the address set forth in
Section 23. Except as hereinafter expressly provided, shares purchased through the Plan will be issued to a participant within seven days following receipt by the Plan Agent of such participant's written request. Any remaining participating shares will continue to be held for the participant's account under the Plan, and the participant will remain enrolled in the Plan.

     Accounts under the Plan will be maintained in the names in which the participant's shares were registered at the time the stockholder enrolled in the Plan. As a result, shares will be similarly registered when issued to participants under this section.


     Shares held by the Plan Agent under the Plan may not be pledged, assigned, sold or otherwise disposed of by a participant, and any such purported pledge, assignment, sale or other disposition shall be void. A participant who wishes to pledge, assign, sell or otherwise dispose of such shares must request that the shares be issued to him under this section or terminate participation in the Plan under Section 15 with respect to such shares.



13. STATEMENTS OF ACCOUNT



     The Plan Agent will maintain a separate individual account for each participant. A statement of account will be mailed to each participant by the Plan Agent as soon as practicable after purchase or sale of shares. A similar statement will be furnished to participants after any deposit of shares, withdrawal of accumulated shares or termination of participation in the Plan.



     Each such statement will indicate, among other things, (a) the amount of cash dividends and/or voluntary additional cash investments received by the Plan Agent and used to purchase of shares for the participant's account, (b) the price per share of such shares purchased for the participant's account, (c) the number of shares purchased or sold by the Plan Agent for the participant's account, and (d) as of the date following the dividend payment date or the monthly established investment date, the total number of shares held for the account of the participant in the Plan.



14. SALE OF SHARES ON BEHALF OF PARTICIPANT


     A participant may, if desired, request in writing that any number of whole shares credited to the participant's account be sold by the Plan Agent. The Plan Agent shall have the right to require that the participant's signature on such request be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guaranty medallion program). When a request to sell whole shares for a participant's account has been received, such shares will be sold by the Plan Agent, and the participant will receive a check for the proceeds of the sale, less any brokerage fees and commissions, the applicable withdrawal fee and any transfer taxes. Sales may be made on any securities exchange on which the shares are traded or listed for trading, in the over-the-counter market or in negotiated transactions and on such terms as to price, delivery and otherwise as the Plan Agent may, in its sole and absolute discretion, determine. Any such sale shall be made within five business days following the receipt of the participant's written request to sell such shares, unless sale is curtailed or suspended in accordance with Section 8.


     Such request can apply only to authorization for sale and cannot apply as to the price, terms or timing of such sale.



15. TERMINATION OF PARTICIPATION



     Participation in the Plan may be terminated by a participant in respect of all or any portion of the participating shares by written notice to the Plan Agent at the address specified in Section 23. All cash dividends relating to a dividend record date subsequent to the termination of the participant's account shall be paid directly to the stockholder by check or in such other manner as may be specified by Apache for stockholders not participating in the Plan. Notices received between a dividend record date and the corresponding dividend payment date will become effective after the shares purchased with the reinvested funds have been credited to the account.



     Upon termination of a participant's account, the terminating participant will receive the number of whole shares credited to the participant's account unless the participant's termination notice instructs the Plan Agent that all of such shares be sold. Any whole shares will be registered in the name in which the terminating participant's original participating shares are registered. If a request to sell whole shares for a terminating participant's account meeting the requirements of Section 14 has been timely received, such shares will be sold by the Plan Agent and the net proceeds of such sale, after payment of brokerage fees and commissions, the applicable withdrawal fee and any transfer taxes, shall be remitted by the Plan Agent to the terminating participant as provided in Section 14.


     In every case of termination of a participant's account, the terminating participant will receive payment for any fractional share credited to the participant's account. No certificates for fractional shares will be issued upon termination of a participant's account. The amount of such fractional share payment shall be calculated based on the unweighted average of the high and low per share prices of Apache common stock, as reported on the Composite Tape, for the date of termination. Payment for any fractional share will be made by check (less the withdrawal fee) and delivered concurrently with any whole shares or any net proceeds from the sale of whole shares.



16. VOTING BY PARTICIPANTS



     The Plan Agent will vote all shares held in a participant's account in the same way in which the participant votes shares of Apache common stock standing of record in the participant's name by the regular proxy returned by the participant to Apache or its agent, or, if the Plan Agent sends to the participant a separate or combined proxy covering the shares credited to the participant's account, then such shares will be voted as designated in such separate or combined proxy. In the event the participant does not direct the voting of his shares by either such regular, separate or combined proxy, the shares credited to the participant's account will not be voted.



17. RIGHTS, OFFERINGS, SHARES SPLITS AND SHARE DIVIDENDS



     In the event that Apache makes available to its stockholders rights to subscribe for additional shares or other securities, the rights attributable to those shares held by the Plan Agent pursuant to the Plan shall be delivered to the Plan Agent for sale through the Plan Agent. The proceeds received by the Plan Agent from the sale of such rights shall be applied to the acquisition of additional shares for the account of each of the participants. Any participant who wishes to receive directly any such rights may do so by sending to the Plan Agent, at least two weeks prior to the rights offering record date, a written request that certificates in the participant's name for such rights be sent directly to the participant.


     Any shares distributed as a result of a dividend of shares on, or a split of shares of, shares held by and in the name of the Plan Agent for the accounts of participants under the Plan will be retained by the Plan Agent and credited proportionally to the accounts of all participants in the Plan. Receipts for shares issued as a result of a dividend of shares on, or a split of shares of, shares registered in the name of a participant will be mailed directly to such participant in the same manner as to stockholders not participating in the Plan.


18. RESPONSIBILITIES OF APACHE AND THE PLAN AGENT



     Neither Apache nor the Plan Agent shall be liable for any act done in good faith or for any good faith omission to act, including without limitation, any claim of liability (a) arising out of any failure to terminate a participant's account upon such participant's death, incapacity or dissolution prior to the receipt by the Plan Agent of written notice of such death, incapacity or dissolution, (b) with respect to the price(s) at which shares are purchased or sold for a participant's account, (c) concerning the time(s) when such purchase(s) or sale(s) are made, and (d) with respect to the value of shares purchased and held for the participant's account or deposited into the participant's account under the Plan.



19. BROKERAGE FEES, COMMISSIONS, COSTS OF ADMINISTRATION



     All costs of administering the Plan shall be paid by Apache. Each participant's pro-rata share of all brokerage fees and commissions incurred in connection with the purchase in the open market of shares under the Plan will be paid by Apache; however, each participant selling shares under the Plan will pay a withdrawal fee and any brokerage fees, commissions, and transfer taxes in connection with such sales.

20. TAX RESPONSIBILITY



     Each participant will be responsible for any taxes which may be payable on dividends reinvested under the Plan. Additionally, under current tax regulations, the participant's pro-rata portion of the brokerage fees and commissions paid by Apache to purchase shares in the open market, and certain expenses paid to administer the Plan generally, will be considered taxable income to the participant. The proper statements for tax reporting purposes will be provided annually to each participant by the Plan Agent.



21. RISKS OF MARKET PRICE FLUCTUATIONS



     A participant's investment in shares purchased under the Plan is recognized as being no different from any investment in shares directly held. Accordingly, neither Apache nor the Plan Agent can assure a profit or protect participants against a loss on shares purchased under the Plan, and each participant shall bear the risk of loss and enjoy the benefits of any gain from market price changes with respect to shares purchased under the Plan.



22. AMENDMENT, MODIFICATION, SUSPENSION, TERMINATION AND INTERPRETATION OF THE PLAN



     Apache reserves the right to amend, modify, suspend or terminate the Plan or participation therein, in whole or in part, or in regard to any or all participants, at any time, provided such action has no retroactive effect that would prejudice the interest of participants. All participants will be sent written notice of any such amendment, modification, suspension or termination. If the Plan or participation therein is terminated in whole or in part by Apache, the whole shares credited to the account of each affected participant, and payment for any fractional shares, will be distributed to such participant. The amount of any fractional share payment shall be calculated pursuant to
Section 15. In the event of suspension of the Plan by Apache, dividends payable on participating shares after the effective date of suspension will be paid to the participants by check or in such other manner as may be specified by Apache.


     Apache and the Plan Agent also reserve the right to interpret the terms and conditions of the Plan.


23. NOTICES


     All communications with or notices required to be given to the Plan Agent should be addressed to:


IF MAILED:                               IF DELIVERED:
Norwest Bank Minnesota, N.A.             Norwest Bank Minnesota, N.A.
Investment Plan Services                 Stock Transfer Department
P. O. Box 64856                          161 North Concord Exchange, 2nd Floor
South St. Paul, MN 55164-0856            South St. Paul, MN 55075


     Additional authorization cards may be requested and inquiries made about the Plan by writing to the mailing address shown above or by calling the Plan Agent at (612) 450-4064 or 1-800-468-9716.

     All communications with or notices required to be given to a participant will be sent to the participant at the most recent address appearing on the list of stockholders maintained by the transfer agent of Apache or at a more recent address as furnished in writing by the participant to the Plan Agent in the manner specified above.


     In the event of any change in or substitution of the Plan Agent, a notice of the new Plan Agent's address and telephone number shall be sent to all participants and this Section 23 shall be amended accordingly.



24. GOVERNING LAW


     The terms and conditions of the Plan and its operation shall be governed by the laws of the State of Texas.

25. NO TERMINATION BY OPERATION OF LAW



     The delivery by a participant of a signed authorization card to the Plan Agent shall constitute an irrevocable appointment of the Plan Agent as such participant's agent, which appointment can be terminated by terminating such participant's account in the manner provided in Section 15. The authority conferred by the authorization card shall not be terminated by operation of law, whether by the death or incapacity of the participant, the termination of any trust, the dissolution of any corporation or the occurrence of any other event.



26. GENDER AND NUMBER


     Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.


27. EFFECTIVE DATE



     The effective date of the Plan is as of January 1, 1997.

                                USE OF PROCEEDS

     The Company intends to use the proceeds of the sale of any newly issued shares of Common Stock under the Plan for general corporate purposes. Since the price of the shares of Common Stock offered under the Plan is based on future market prices, the Company is unable to make an advance determination of the price at which shares of Common Stock will be sold to Participants or the proceeds of such sales.

                          DESCRIPTION OF CAPITAL STOCK


     The Company's authorized capital stock consists of 5,000,000 shares of preferred stock and 215,000,000 shares of Common Stock. The descriptions set forth below of the Common Stock, the preferred stock and the Rights (as defined below) constitute brief summaries of certain provisions of Apache's Restated Certificate of Incorporation, Apache's Bylaws and the Rights Agreement between Apache and Norwest Bank Minnesota, N.A. ("Norwest"), and are qualified in their entirety by reference to the relevant provisions of such documents, all of which are listed as exhibits to the Registration Statement and are incorporated herein by reference.


COMMON STOCK


     All outstanding shares of Common Stock are fully paid and nonassessable, and all holders of Common Stock have full voting rights and are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The Board of Directors of the Company is classified into three groups of approximately equal size, one-third elected each year. Stockholders do not have the right to cumulate votes in the election of directors and have no preemptive or subscription rights. Common Stock is neither redeemable nor convertible, and there are no sinking fund provisions relating to such stock.


     Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor and are entitled, in the event of liquidation, to share ratably in all assets remaining after payment of liabilities.


     The Company's current policy is to reserve one ten-thousandth (1/10,000) share of Series A Preferred Stock (as defined below) for each share of Common Stock issued in order to provide for possible exercises of Rights (as defined below) under the Company's existing Rights Agreement.



     The currently outstanding Common Stock and the Rights (as defined below) under the Company's existing Rights Agreement are listed on the NYSE and the CSE. Norwest is the transfer agent and registrar for the Common Stock.



     Apache typically mails its annual report to stockholders within 120 days after the end of its fiscal year. Notices of stockholder meetings are mailed to record holders of Common Stock at their addresses shown on the books of the transfer agent and registrar.


PREFERRED STOCK


     Apache has five million shares of no par preferred stock authorized, of which 25,000 shares have been designated Series A Junior Participating Preferred Stock ("Series A Preferred Stock") and authorized for issuance pursuant to the Rights (as defined below) that trade with the Common Stock. No preferred stock is currently outstanding; however, shares of Series A Preferred Stock have been reserved for issuance in accordance with the Rights Agreement relating to the Rights. Shares of preferred stock may be authorized for issuance and issued by the Board of Directors with such voting powers and in such classes and series, and with such designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof (including conversion into or exchange for Common Stock or other securities of Apache or its subsidiaries), as may be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such preferred stock.

RIGHTS


     In December 1995, Apache declared a dividend or one right (a "Right") for each outstanding share of Common Stock effective January 31, 1996. Each Right entitles the registered holder to purchase from Apache one ten-thousandth (1/10,000) of a share of Series A Preferred Stock at a price of $100 per one ten-thousandth of a share, subject to adjustment. The Rights are exercisable ten calendar days following a public announcement that certain persons or groups have acquired 20 percent or more of the outstanding shares of Common Stock or ten business days following commencement of an offer for 30 percent or more of the outstanding shares of Common Stock. Unless and until the Rights become exercisable, they will be transferred with and only with the shares of Common Stock. If Apache engages in certain business combinations or a 20-percent stockholder engages in certain transactions with Apache, the Rights become exercisable for Common Stock or the common stock of the corporation acquiring Apache (as the case may be) at 50 percent of the then-market price. Any Rights that are or were beneficially owned by a person who has acquired 20 percent or more of the outstanding shares of Common Stock, and who engages in certain transactions or realizes the benefits of certain transactions with Apache, will become void. Apache may redeem the Rights at $.01 per Right at any time until ten business days after public announcement that a person has acquired 20 percent or more of the outstanding shares of Common Stock. Unless the Rights have been previously redeemed, all shares of Common Stock will include Rights, including the Common Stock issuable under the terms of the Apache Corporation Dividend Reinvestment Plan.


CHANGE OF CONTROL

     The Company's Restated Certificate of Incorporation includes provisions designed to prevent the use of certain tactics in connection with a potential takeover of the Company. Article Twelve of the Restated Certificate of Incorporation generally stipulates that the affirmative vote of 80 percent of the Company's voting shares is required to adopt any agreement for the merger or consolidation of the Company with or into any other corporation which is the beneficial owner of more than five percent of the Company's voting shares. Article Twelve further provides that such an 80 percent approval is necessary to authorize any sale or lease of assets between the Company and any beneficial holder of five percent or more of the Company's voting shares. Article Fourteen of the Restated Certificate of Incorporation contains a "fair price" provision which requires that any tender offer made by a beneficial owner of more than five percent of the outstanding voting stock of the Company in connection with any plan of merger, consolidation or reorganization, any sale or lease of substantially all of the Company's assets, or any issuance of equity securities of the Company to the five percent stockholder must provide at least as favorable terms to each holder of Common Stock other than the stockholder making the tender offer. Article Fifteen of the Restated Certificate of Incorporation contains an "anti-greenmail" mechanism which prohibits the Company from acquiring any voting stock from the beneficial owner of more than five percent of the outstanding voting stock of the Company, except for acquisitions pursuant to a tender offer to all holders of voting stock on the same price, terms, and conditions, acquisitions in compliance with Rule 10b-18 of the Exchange Act, and acquisitions at a price not exceeding the market value per share. Article Sixteen of the Restated Certificate of Incorporation prohibits the stockholders of the Company from acting by written consent in lieu of a meeting.

                                 LEGAL MATTERS


     Certain legal matters regarding the validity of the shares of Common Stock offered hereby will be passed upon by the Z. S. Kobiashvili, the Company's Vice President and General Counsel.


                                    EXPERTS


     The audited consolidated financial statements included in the Company's Annual Report on Form 10-K incorporated by reference into this Prospectus have been audited by Arthur Andersen LLP, independent public accountants ("Arthur Andersen"), as indicated in their report with respect thereto. In Arthur Andersen's report, that firm states that with respect to DEKALB Energy Company ("DEKALB"), for the year ended December 31, 1994, its opinion is based on the report of other independent public accountants, namely Coopers & Lybrand, Chartered Accountants. The financial statements referred to above have been incorporated by reference herein in reliance upon the authority of said firms as experts in accounting and auditing in giving said report.



     The audited consolidated financial statements of DEKALB included in the Company's Annual Report on Form 10-K incorporated by reference into this Prospectus have been audited by Coopers & Lybrand, Chartered Accountants, as indicated in their report with respect thereto, and have been incorporated herein in reliance upon the authority of that firm as experts in accounting and auditing in giving said report.

================================================================================

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN, OR INCORPORATED BY REFERENCE IN, THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Available Information.................    2
Information Incorporated by
  Reference...........................    2
The Company...........................    3
Dividend Reinvestment Plan............    4
Use of Proceeds.......................   15
Description of Capital Stock..........   15
Legal Matters.........................   16
Experts...............................   16


                                 150,000 SHARES

                                  COMMON STOCK

                               ($1.25 PAR VALUE)
                             ---------------------
                                 [APACHE LOGO]
                           DIVIDEND REINVESTMENT PLAN
                             ---------------------

                                 APRIL 11, 1997


================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration fee............................................  $1,222
Stock exchange listing fees.................................   2,500
Legal fees and expenses.....................................   3,000
Accounting fees and expenses................................   2,000
Miscellaneous fees and expenses.............................     528
                                                              ------
          Total.............................................  $9,250
                                                              ======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.


     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.


     Article VII of the Company's bylaws provides, in substance, that directors, officers, employees and agents of the Company shall be indemnified to the extent permitted by Section 145 of the Delaware General Corporation Law. Additionally, Article Seventeen of the Company's Restated Certificate of Incorporation eliminates in certain circumstances the monetary liability of directors of the Company for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions by the director not in good faith; (iii) for acts or omissions by a director involving intentional misconduct or a knowing violation of the law;
(iv) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); and (v) for transactions from which the director derived an improper personal benefit.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


            4.1          -- Restated Certificate of Incorporation of Apache
                            (incorporated by reference to Exhibit 3.1 to Apache's
                            Annual Report on Form 10-K for the fiscal year ended
                            December 31, 1993, SEC File No. 1-4300)
            4.2          -- Certificate of Ownership and Merger Merging Apache Energy
                            Resources Corporation into Apache, effective December 31,
                            1995, as filed with the Secretary of State of Delaware on
                            December 21, 1995 (incorporated by reference to Exhibit
                            3.2 to Apache's Annual Report on Form 10-K for the fiscal
                            year ended December 31, 1995, SEC File No. 1-4300)
            4.3          -- Certificate of Designations, Preferences and Rights of
                            Series A Junior Participating Preferred Stock of Apache,
                            effective January 31, 1996, as filed with the Secretary
                            of State of Delaware on January 22, 1996 (incorporated by
                            reference to Exhibit 3.3 to Apache's Annual Report on
                            Form 10-K for the fiscal year ended December 31, 1995,
                            SEC File No. 1-4300)
            4.4          -- Bylaws of Apache, as amended July 11, 1996, effective as of May 2, 1996 (incorporated by reference to Exhibit 3.1
                            to Amendment No. 1 on Form 8-K/A to Apache's Current
                            Report on Form 8-K, dated May 20, 1996, SEC File No.
                            1-4300)
            4.5          -- Form of Apache Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Apache's Annual Report on
                            Form 10-K for the fiscal year ended December 31, 1995,
                            SEC File No. 1-4300)
            4.6          -- Rights Agreement dated as of January 31, 1996 between
                            Apache and Norwest Bank Minnesota, N.A., rights agent,
                            relating to the declaration of a Rights dividend to the
                            holders of record of Apache Common Stock as of January
                            31, 1996 (incorporated by reference to Exhibit (a) to
                            Apache's Registration Statement on Form 8-A, SEC File No.
                            1-4300)
          **5.1          -- Opinion of legal counsel regarding legality of securities being registered.
          *23.1          -- Consent of Arthur Andersen LLP.
          *23.2          -- Consent of Coopers & Lybrand, Chartered Accountants.
          *23.3          -- Consent of Ryder Scott Company Petroleum Engineers.
          *23.4          -- Consent of Netherland, Sewell & Associates, Inc.
         **23.5          -- Consent of legal counsel included in Exhibit 5.1.
          *24.1          -- Power of Attorney included in Part II as part of the
                            signature pages of this Post-Effective Amendment No. 1 to
                            the Registration Statement.
          *99.1          -- Apache Corporation Dividend Reinvestment Plan included as a part of this Post-Effective Amendment No. 1 to the
                            Registration Statement.
          *99.2          -- Dividend Reinvestment Plan authorization card.


---------------

 * Filed herewith


** Previously filed

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in this registration statement relating to the securities offered herein, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



          (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.



          (6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions of Article 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas.

                                            APACHE CORPORATION


Date: April 11, 1997                        By:       /s/ RAYMOND PLANK

                                              ----------------------------------
                                                        Raymond Plank,
                                                 Chairman and Chief Executive
                                                            Officer

                               POWER OF ATTORNEY


     The officers and directors of Apache Corporation, whose signatures appear below, hereby constitute and appoint G. Steven Farris, Mark A. Jackson and Z. S. Kobiashvili, and each of them (with full power to each of them to act alone), the true and lawful attorney-in-fact to sign and execute, on behalf of the undersigned, any and all amendments (including post-effective amendments) to this registration statement; and each of the undersigned does hereby ratify and confirm all that said attorneys shall do or cause to be done by virtue thereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                       TITLE                    DATE
                      ---------                                       -----                    ----

                  /s/ RAYMOND PLANK                      Chairman and Chief Executive      April 11, 1997
-----------------------------------------------------    Officer (Principal Executive
                    Raymond Plank                        Officer)

                 /s/ MARK A. JACKSON                     Vice President and Chief          April 11, 1997
-----------------------------------------------------    Financial
                   Mark A. Jackson                       Officer (Principal Financial
                                                           Officer)

               /s/ THOMAS L. MITCHELL                    Controller and Chief Accounting   April 11, 1997
-----------------------------------------------------    Officer (Principal Accounting
                 Thomas L. Mitchell                      Officer)

                      SIGNATURE                                       TITLE                    DATE
                      ---------                                       -----                    ----

               /s/ FREDERICK M. BOHEN                               Director               April 11, 1997
-----------------------------------------------------
                 Frederick M. Bohen

                  /s/ VIRGIL B. DAY                                 Director               April 11, 1997
-----------------------------------------------------
                    Virgil B. Day

                /s/ G. STEVEN FARRIS                                Director               April 11, 1997
-----------------------------------------------------
                  G. Steven Farris

               /s/ RANDOLPH M. FERLIC                               Director               April 11, 1997
-----------------------------------------------------
                  Randolf M. Ferlic

               /s/ EUGENE C. FIEDOREK                               Director               April 11, 1997
-----------------------------------------------------
                 Eugene C. Fiedorek

                /s/ W. BROOKS FIELDS                                Director               April 11, 1997
-----------------------------------------------------
                  W. Brooks Fields

              /s/ ROBERT V. GISSELBECK                              Director               April 11, 1997
-----------------------------------------------------
                Robert V. Gisselbeck

               /s/ STANLEY K. HATHAWAY                              Director               April 11, 1997
-----------------------------------------------------
                 Stanley K. Hathaway

                  /s/ JOHN A. KOCUR                                 Director               April 11, 1997
-----------------------------------------------------
                    John A. Kocur

             /s/ GEORGE D. LAWRENCE, JR.                            Director               April 11, 1997
-----------------------------------------------------
               George D. Lawrence, Jr.

                 /s/ MARY RALPH LOWE                                Director               April 11, 1997
-----------------------------------------------------
                   Mary Ralph Lowe

                 /s/ JOSEPH A. RICE                                 Director               April 11, 1997
-----------------------------------------------------
                   Joseph A. Rice

                               INDEX TO EXHIBITS


        EXHIBIT                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
            4.1          -- Restated Certificate of Incorporation of Apache
                            (incorporated by reference to Exhibit 3.1 to Apache's
                            Annual Report on Form 10-K for the fiscal year ended
                            December 31, 1993, SEC File No. 1-4300)
            4.2          -- Certificate of Ownership and Merger Merging Apache Energy
                            Resources Corporation into Apache, effective December 31,
                            1995, as filed with the Secretary of State of Delaware on
                            December 21, 1995 (incorporated by reference to Exhibit
                            3.2 to Apache's Annual Report on Form 10-K for the fiscal
                            year ended December 31, 1995, SEC File No. 1-4300)
            4.3          -- Certificate of Designations, Preferences and Rights of
                            Series A Junior Participating Preferred Stock of Apache,
                            effective January 31, 1996, as filed with the Secretary
                            of State of Delaware on January 22, 1996 (incorporated by
                            reference to Exhibit 3.3 to Apache's Annual Report on
                            Form 10-K for the fiscal year ended December 31, 1995,
                            SEC File No. 1-4300)
            4.4          -- Bylaws of Apache, as amended July 11, 1996, effective as of May 2, 1996 (incorporated by reference to Exhibit 3.1
                            to Amendment No. 1 on Form 8-K/A to Apache's Current
                            Report on Form 8-K, dated May 20, 1996, SEC File No.
                            1-4300)
            4.5          -- Form of Apache Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Apache's Annual Report on
                            Form 10-K for the fiscal year ended December 31, 1995,
                            SEC File No. 1-4300)
            4.6          -- Rights Agreement dated as of January 31, 1996 between
                            Apache and Norwest Bank Minnesota, N.A., rights agent,
                            relating to the declaration of a Rights dividend to the
                            holders of record of Apache Common Stock as of January
                            31, 1996 (incorporated by reference to Exhibit (a) to
                            Apache's Registration Statement on Form 8-A, SEC File No.
                            1-4300)
          **5.1          -- Opinion of legal counsel regarding legality of securities being registered.
          *23.1          -- Consent of Arthur Andersen LLP.
          *23.2          -- Consent of Coopers & Lybrand, Chartered Accountants.
          *23.3          -- Consent of Ryder Scott Company Petroleum Engineers.
          *23.4          -- Consent of Netherland, Sewell & Associates, Inc.
         **23.5          -- Consent of legal counsel included in Exhibit 5.1.
          *24.1          -- Power of Attorney included in Part II as part of the
                            signature pages of this Post-Effective Amendment No. 1 to
                            the Registration Statement.
          *99.1          -- Apache Corporation Dividend Reinvestment Plan included as a part of this Post-Effective Amendment No. 1 to the
                            Registration Statement.
          *99.2          -- Dividend Reinvestment Plan authorization card.


---------------

 * Filed herewith


** Previously filed